Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File No. 333-203067, File No. 333-200621, File No. 333-211397, File No. 333-219795 and File No. 333-220267) and S-8 (No. 333-184707) of MPLX LP of our report dated March 27, 2017 relating to the financial statements of Illinois Extension Pipeline Company, L.L.C., which appears in this Current Report on Form 8‑K of MPLX LP.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 31, 2017